UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): April 14, 2003

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                      Peoples-Sidney Financial Corporation
             (Exact name of registrant as specified in its charter)


         Delaware                           0-22223                31-1499862
(State or other jurisdiction of         (Commission File         (IRS Employer
incorporation or organization)              Number)          Identification No.)


                     101 E. Court Street, Sidney, Ohio 45365
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (937) 492-6129


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits.
          -------------

99.1 Press  Release of  Peoples-Sidney  Financial  Corporation,  dated April 14,
     2003.



Item 12. Results of Operation and Financial Condition.

     On Monday, April 14, 2003, Peoples-Sidney Financial Corporation issued a press release announcing its third quarter earnings for the fiscal year ending June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

     The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 15, 2003

                                          Peoples-Sidney Financial Corporation



                                          By:/s/ Douglas Stewart
                                          --------------------------------------
                                          Douglas Stewart
                                          President and Chief Executive Officer

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                                  Exhibit Index
                                  -------------



    Exhibit
    Number                          Description of Exhibit
    ------                          ----------------------

     99.1 Press Release of Peoples-Sidney Financial Corporation, dated April 14, 2003.

For Release: Monday, April 14, 2003

Contact:  Douglas Stewart CEO or
          Debra Geuy CFO


              PEOPLES-SIDNEY FINANCIAL ANNOUNCES QUARTERLY EARNINGS
                              AND DECLARES DIVIDEND


Sidney, Ohio  NASD-NMS "PSFC"

Douglas Stewart, President and CEO of Peoples-Sidney Financial Corporation, parent company of Peoples Federal Savings and Loan Association announced today the Corporation's third quarter earnings for the fiscal year ending June 30, 2003.

Net income for the three months ended March 31, 2003 was $203,000, or $0.15 basic and diluted earnings per share compared to $174,000, or $0.13 basic and diluted earnings per share for the same three months ended March 31, 2002.

The Corporation earned net income of $620,000, or $0.45 basic and diluted earnings per share for the nine months ended March 31, 2003. This compares to $473,000, or $0.34 basic and diluted earnings per share for the same nine month period a year ago. The increase in net income for the three and nine month periods is primarily attributed to an increase in net interest income resulting from the lower interest rate environment in the recent economy. Net interest income increased $50,000 and $275,000 for the three and nine months ended March 31, 2003 as compared to the same periods a year ago.

On April 10, 2003 the Board of Directors declared a quarterly dividend of $0.12 per share for record holders as of April 30, 2003. The payable date for the dividend will be May 15, 2003.

Peoples Federal operates offices in Sidney, Anna and Jackson Center, Ohio. The Corporation's assets totaled $143.3 million with shareholders' equity of $17.3 million as of March 31, 2003.

Press Release
For Release April 14, 2003

PEOPLES-SIDNEY FINANCIAL CORPORATION
Page 2

     When used in this press release or other public or shareholder communications, in filings by the Corporation with the Securities and Exchange Commission and in oral statements made with the approval of an authorized executive office, the words or phrases "should result," "will likely result," "will enable," "are expected to," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Corporation's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Corporation's market area and competition, that could cause actual results to differ materially from historical results and those presently anticipated or projected. The Corporation wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. The Corporation wishes to advise readers that the factors listed could affect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

     The Corporation does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.